Exhibit 99.1

Contact:

Audra Bailey

(303) 218-5455

CARRIER ACCESS REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

Revenue Increases 49% to $21.9 Million

BOULDER, Colo.—(MARKET WIRE)—April 27, 2006—Carrier Access Corporation (NASDAQ: CACS), a manufacturer of broadband communications equipment, today reported first-quarter 2006 revenue of $21.9 million, up 49% from $14.7 million reported in the first quarter of 2005.

On a GAAP basis, net income for the first quarter of 2006 was $63,000, or $0.0 per diluted share as compared with a GAAP net loss of $5.0 million, or $(0.15) per diluted share for the first quarter of 2005. Non-GAAP net income in the first quarter of 2006 was $1,525,500, or $0.04 per diluted share, compared to a non-GAAP net loss of $3,979,000 or $(0.12) per diluted share for the first quarter of 2005. Non-GAAP financial measures exclude stock-based compensation expense, depreciation, and amortization of purchased intangibles, including any income tax effects.

GAAP net income for the first quarter of 2006 includes stock-based compensation expense related to the adoption of Statement of Financial Accounting Statement SFAS 123(R) of $576,000, net of tax, or $0.02 per diluted share. GAAP net loss for the comparative first quarter of 2005 did not include stock-based compensation expense. Including the pro-forma stock-based compensation expense previously disclosed in Carrier Access’ financial statement footnotes, GAAP net loss for the first quarter of 2005 would have been $(5,939,000) or $(0.17) per diluted share.

The reconciliation of the GAAP net income and per share amounts to the respective Non-GAAP amounts for the three months ended March 31, 2006 and 2005 is set forth at the end of this press release.

“Wireless demand drove significant revenue growth in the first quarter for Carrier Access,” said Roger Koenig, Carrier Access’ president and chief executive officer. “In addition, while investing heavily in R&D, we increased our gross margin, and ended the quarter profitably, a dramatic improvement over our financial results a year ago. We continue to believe our technology solutions for wired and wireless networks will favorably position us to supply the expansion of multimedia communication services.”

Carrier Access will hold a conference call today, April 27, at 4:30 p.m. ET to review first quarter results. The call is open to the public. Those who wish to participate should dial (703) 639-1424, domestically or internationally, at least fifteen minutes prior to the scheduled start time for the call and reference Carrier Access First Quarter 2006 Earnings Call. The conference call will be available live via the Internet by accessing the Carrier Access web site at http://www.carrieraccess.com under the Investor Relations section. An online replay of the conference call, as well as the text of the Company’s earnings release, will also be available on the Investor Relations site at http://www.carrieraccess.com. An online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at http://www.carrieraccess.com.

About Carrier Access Corporation

Carrier Access (NASDAQ: CACS) provides consolidated access technology designed to streamline the communication network operations of service providers, enterprises and government agencies. Carrier Access products enable customers to consolidate and upgrade access capacity, and implement converged IP services while lowering costs and accelerating service revenue. Carrier Access’ technologies help our customers do more with less. For more information, visit www.carrieraccess.com.

This press release contains forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, about our improving financial performance, technology solutions, reception of our products and technology direction, as well as our growth prospects in wireless and converged access. These statements are subject to risks and uncertainties, including potential discrepancies between management’s current estimates and the final operating results for 2006. Our results of operations for the first quarter and fiscal year 2006 and comparative quarter over quarter and year over year revenue are unaudited and subject to change. In addition, our ability to achieve profitability in the first quarter of 2006 is not necessarily indicative of the results that may be expected for any future period. We caution that actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, continuing uncertainty regarding general economic conditions, changes in capital spending by carriers and telecommunications companies, market acceptance of our products, dependence on a single customer and other problems with or at our customers, distributors, OEM’s and/or suppliers, growth rates within our industry, the financial stability of our customers, the introduction of new competition and technologies, and other risks and uncertainties including those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other documents periodically filed with the Securities and Exchange Commission. We do not undertake any obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Reconciliations to the Nearest Non-GAAP Measure

(in thousands, except per share data)

	Three Months Ended
	March 31, 2006	March 31, 2005
US GAAP: Net income (loss) reported	$63	$(5,010)
Add back: Stock-based compensation expense	576	—
Depreciation and amortization of purchased intangibles	886	1,031

Non-GAAP: Net income (loss)	$1,525	$(3,979)

US GAAP: Net income (loss) reported per share	$63	$(5,010)

Basic and diluted	$0.00	$(0.15)

Non-GAAP: Net income (loss) per share
Basic	$0.05	$(0.12)

Diluted	$0.04	$(0.12)

Use of Non-GAAP Financial Information

The presentation of non-GAAP additional information is not meant to be considered in isolation or as a substitute for net income (loss) or diluted net income (loss) per share prepared in accordance with accounting principles generally accepted in the United States. We believe that the non-GAAP measures information is used by and is useful to investors and other users of our financial statements in evaluating our operating results and comparative trends. The non-GAAP results are an indicator of our baseline performance before gain, losses or other charges that are considered by management to be outside of our core operating results and are excluded by management for purposes of evaluating performance against internal budgets and in making operational decisions. In addition, these non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

CARRIER ACCESS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share data)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$57,015	$55,279
Investments in marketable securities	54,882	53,165
Accounts receivable, net	12,755	10,922
Income tax receivable	56	56
Deferred income taxes	239	239
Inventory, net	22,557	24,506
Prepaid expenses and other current assets	2,109	2,720

Total current assets	149,613	146,887
Property and equipment, net	10,717	11,002
Goodwill	7,588	7,588
Intangible assets, net	4,956	5,268

Total Assets	$172,874	$170,745

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,148	$8,516
Accrued payroll and related liabilities	4,182	3,422
Other accrued liabilities	1,092	1,021
Deferred revenue	310	422

Total current liabilities	14,732	13,381

Deferred income taxes	239	239

Total Liabilities	14,971	13,620

Stockholders’ Equity
Common stock	34	34
Additional paid-in capital	184,708	183,995
Accumulated deficit	(26,480)	(26,542)
Cumulative other comprehensive loss	(359)	(362)

Total Stockholders’ Equity	157,903	157,125

Total Liabilities and Stockholders’ Equity	$172,874	$170,745

CARRIER ACCESS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended
	March 31, 2006	March 31, 2005
Revenue, net	$21,943	$14,696
Cost of Sales	11,468	9,590

Gross profit	10,475	5,106

Operating Expenses
Research and development	4,999	4,799
Sales and marketing	3,370	3,324
General and administrative	2,885	1,683
Bad debt expense (recoveries)	(53)	328
Restructuring charges	—	369
Intangible asset amortization	307	307

Total operating expenses	11,508	10,810

Loss from operations	(1,033)	(5,704)
Interest income	1,096	694

Income (loss) before income taxes	63	(5,010)

Provision for income taxes (benefit)	—	—

Net income (loss)	$63	$(5,010)

Income (loss) per share
Basic and diluted	$0.00	$(0.15)

Weighted average common shares
Basic	33,802	34,502

Diluted	34,558	34,502

CARRIER ACCESS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended
	March 31, 2006	March 31, 2005
Cash flows from operating activities
Net income (loss)	$63	$(5,010)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization expense	886	1,031
Provisions for (recoveries of) doubtful accounts	(53)	328
Stock-based compensation	576	—
Changes in operating assets and liabilities:
Accounts receivable	(1,942)	(262)
Income tax receivable	—	75
Inventory	1,950	(1,178)
Prepaid expenses and other	490	205
Accounts payable and accrued expenses	1,658	563

Net cash provided (used) by operating activities	3,628	(4,248)

Cash flows from investing activities
Purchase of equipment and real property	(290)	(619)
Purchase of marketable securities	(8,372)	(21,632)
Sales of marketable securities available for sale	6,632	21,662

Net cash (used in) investing activities	(2,030)	(589)

Cash flows from financing activities
Proceeds from exercise of stock options	138	449

Net cash provided by financing activities	138	449

Net increase (decrease) in cash and cash equivalents	1,736	(4,388)
Cash and cash equivalents at beginning of the period	55,279	46,753

Cash and cash equivalents at end of the period	$57,015	$42,365